   Exhibit 10.1

AGREEMENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AGREEMENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is made as of May 17, 2010 by and between MEXICAN RESTAURANTS, INC., a Texas corporation (the “Borrower”), and WELLS FARGO BANK, N.A., a national banking association (the “Lender”).

WHEREAS, the Borrower and the Lender are parties to a certain Credit Agreement, dated as of June 29, 2007, as amended (the “Credit Agreement”); terms used herein and not otherwise defined are used herein as defined in the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lender amend Sections 1.1 and 7.1(b) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement.

1.1 The defined term “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    Applicable Margin.  The applicable percentage set forth below:

Applicable Margin
Commitment Fee	LIBOR Loans	Base Rate Loans	Letter of Credit Fee
0.50%	3.25%	1.25%	3.25%

1.2 Section 7.1(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(b)           Consolidated Fixed Charge Coverage Ratio.   The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower during the periods set forth below to be less than the ratio set forth below opposite such period:

Period	Minimum Consolidated Fixed Charge Coverage Ratio
Closing Date through the end of the 2nd Fiscal Quarter of Fiscal Year 2009	1.15:1.00
3rd Fiscal Quarter of Fiscal Year 2009 through the end of the 4th Fiscal Quarter of Fiscal Year 2009	1.20:1.00
1st Fiscal Quarter of Fiscal Year 2010 through the end of the 1st Fiscal Quarter of Fiscal Year 2011	1.10:1.00
2nd Fiscal Quarter of Fiscal Year 2011 and thereafter	1.20:1.00

2. Conditions to Effectiveness.  The amendments to the Credit Agreement contemplated hereby shall become effective as of the date first written above, provided that the Lender shall have received from the Borrower a counterpart of the Amendment duly executed by the Borrower.

3.	Representations.

The Borrower represents and warrants to the Lender, as follows:

(a) upon giving effect to this Amendment, no Default has occurred and is continuing as of the date hereof;

(b) the representations and warranties contained in Section V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date); and

(c) the resolutions referred to in Section 4.1 of the Credit Agreement remain in full force and effect on and as of the date hereof.

4. General.  The foregoing amendments to the Credit Agreement are limited as provided herein and do not extend to any other provisions of the Credit Agreement not specified herein or to any other matter.  The Credit Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby.  This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, THIS AGREEMENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT has been executed as a sealed instrument as of the date first written above.

MEXICAN RESTAURANTS, INC.

By:    /s/ Andrew J. Dennard
Name:  Andrew J. Dennard
Title:    Chief Financial Officer

WELLS FARGO BANK, N.A.

By:    /s/ Todd Alcantara
Name:  Todd Alcantara
Title:    Vice President